Exhibit 10.22

STOCK OPTION AGREEMENT
UNDER THE ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

(Nonqualified Stock Option – California Optionees)

To:

You have been granted a nonqualified stock option (your “Option”) under the ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED Amended and Restated 2000 Stock Incentive Plan (the “Plan”), a copy of which Plan is attached. The key terms of your Option are as follows:

1.                                      Shares: Class B Common Stock

2.                                      Number of Shares:                .

3.                                      Exercise Price:  $           per share.

4.                                      Types of Option:  Nonqualified Stock Option (NQSO).

5.                                      Option Grant Date:                .

6.                                      Expiration Date:            , unless sooner terminated.

7.                                      Vesting:  Your Option vests and becomes exercisable according to the following schedule, beginning with the Vesting Start Date of                 :

Years of Continuous Employment or other Service Relationship From Vesting Start Date	Portion of Total Option That is Exercisable

Less than 1 year	0%

1 year	40%

2 years	60%

3 years	80%

4 years	100%

In addition to the vesting schedule described above, your Option will become 100% vested and nonforfeitable in the event of certain Corporate Transactions (as defined in the Plan).

8.                                      Conversion:  In accordance with the Company’s Certificate of Incorporation, you have the right, following (or in conjunction with) your Option exercise and acquisition of the Shares, to convert, at your discretion, your Shares of Class B Common Stock into Class A Common Stock. Upon conversion the Company will immediately issue one share of Class A Common in exchange for one share of Class B Common.

The above points summarize the key features of your Option. Your Option is also governed by the terms of the Plan and the attached Appendix of Terms and Conditions, both of which are incorporated into this Option Agreement by reference. Please acknowledge your receipt and acceptance of these items by signing and returning the attached Acceptance and Acknowledgement.

Very truly yours,

ICO GLOBAL COMMUNICATIONS
(HOLDINGS) LIMITED

By:
Its:

STOCK OPTION AGREEMENT

APPENDIX OF TERMS AND CONDITIONS

Your Option is subject to all the terms and provisions of the Plan, as tailored by your Option Agreement and this Appendix of Terms and Conditions. Capitalized terms not defined in your Option Agreement and this Appendix have the meanings provided in the Plan.

A.                                    Termination of Employment. Upon your termination of employment or other service relationship with the Company, the unvested portion of your Option expires. You may continue to exercise the vested portion of your Option for a period of three months following your termination, unless the termination was for Cause, or attributable to your death or Total Disability, as described below. If your employment or other service relationship terminates for Cause (as defined in the Plan), the unexercised portion of your Option expires immediately, both unvested and vested portions.

If your employment or other service relationship with the Company terminates because of your Total Disability, you may continue to exercise the vested portion of your Option for 12 months (instead of the regular three months) following the termination, but in no event beyond the original Expiration Date. Similarly, if you die while still working for the Company, your heirs or estate may exercise the vested portion of your Option for a period of 12 months following your death. Upon your death within three months following a termination of employment or other service relationship (or within 12 months, if termination is due to Total Disability), your estate or heirs will have 12 months following the date of your death to exercise the vested portion of your Option.

B.                                    Option Exercise. You may exercise your Option by giving written notice to the Company, using the attached sample form or other documentation substantially similar and satisfactory to the Company.

C.                                    Form of Payment. Your written exercise notice must be accompanied by full payment of the exercise price for the number of shares you are purchasing. You may pay your Option exercise price in cash, with a cashier’s check, or a personal check, unless the Plan Administrator determines at the time of exercise not to accept a personal check. At the complete discretion of the Administrator, alternative forms of payment (such as cashless exercises) may be accepted.

D.                                    Tax Consequences. Your Option is intended as a Nonqualified Stock Option (NQSO). Upon exercise of your Option, and receipt of shares of Common Stock, you will have taxable income for federal income tax reporting purposes, in an amount equal to the Fair Market Value of the shares, measured at the time of exercise, less the Exercise Price you paid. The income constitutes compensation, taxed at ordinary income rates. Upon your ultimate sale of the shares, the resulting gain or loss will constitute capital gain or loss, taxed at short or long-term capital gain rates, depending on whether you have held the shares for at least a year. The tax rules associated with options can be complex. The Company is not providing tax advice, and the preceding is provided only as background information. You should consider obtaining personal tax consulting before exercising your Option or selling the resulting shares. Further, the tax laws generally described above are in effect as of your Option Grant Date and are subject to change.

E.                                      Withholding Taxes. To the extent the exercise of your Option generates taxable income, the income may trigger withholding tax obligations for the Company. The Company has the right to retain, without notice, sufficient shares to satisfy these obligations, as well as withhold other amounts the Company may owe you. Alternatively, the Company may refrain from issuing shares to you until acceptable arrangements have been made to enable the Company to satisfy its withholding obligation.

F.                                      Nontransferability of Option. During your lifetime only you can exercise your Option. Your Option is not transferable, except by will or by the applicable laws of descent and distribution. Following your death, the Plan provides that your Option may be exercised by your heirs or the personal representative of your estate.

G.                                    Registration / Stock Legend. As described in Section 15 of the Plan, various federal and state securities laws must be satisfied before the Company can issue shares to you upon the exercise of your Option. By signing below, you acknowledge that you have read Section 15 and understand this condition. Also, the certificates you receive for shares upon exercise of your Option may possess the following legend or its equivalent:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the ”Act”), and may not be sold, assigned, offered or otherwise transferred unless (a) there is an effective registration statement under the Act, or (b) the Company receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for the Company) stating that the transaction is exempt from registration or the Company otherwise satisfies itself that the transaction is exempt from registration.

H.                                    Optionee Representations. By accepting the Option grant you represent and warrant to the Company as follows:

(a)                                  you understand that neither the Option grant nor the underlying shares of Common Stock have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom; you were not offered or granted the Option directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.

(b)                                 you are acquiring the Option and potentially the Common Stock for investment for your own account and not with the view to the public resale or distribution thereof within the Securities Act and you have no present intention of selling, granting any participation in, or otherwise distributing the Common Stock; and

(c)                                  either (i) you are an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of acquiring the Securities.

I.                                         Effect on Employment. By signing below and acknowledging receipt of your Option Agreement, you acknowledge that the Plan is discretionary in nature, and the Company may suspend or terminate it at any time, and that your Option does not entitle you to additional option grants or continued employment or service with the Company, or limit the Company’s ability (or your ability) to terminate employment or services at any time. You also acknowledge that the future value of the underlying shares is unknown and cannot be predicted with certainty, and if the underlying shares do not increase in value, then your Option may have no value.

J.                                      Governing Law; Attorneys Fees. The Plan, this Option Agreement and this Appendix are governed by the laws of the State of Washington. If any provision of these documents is held to be invalid by a court having jurisdiction, the remaining terms will remain in full force and effect. In the event of any arbitration or litigation concerning your Option, each party will pay its own court costs and attorney fees, and the prevailing party shall not be entitled to recover those costs and fees from the non-prevailing party.

K.                                    Binding Effect. The terms and conditions expressed in this Option Agreement and corresponding Appendix will inure to the benefit of the successors and assigns of the Company and will be binding upon you and your heirs, executors, administrators, successors and assigns.

ACCEPTANCE AND ACKNOWLEDGEMENT

I, as resident of the State of                     , accept the Nonqualified Stock Option described in the Option Agreement dated                      , the corresponding Appendix of Terms and Conditions and the ICO Global Communications (Holdings) Limited Amended and Restated 2000 Stock Incentive Plan (all of which are collectively referred to as the “Option Documents”). I also acknowledge receipt of a copy of the Option Documents. I have reviewed the Option Documents and am aware of their terms, particularly sections G. and H. of the Appendix entitled, “Registration / Stock Legend.”

Dated:
Signature of Optionee

By his or her signature below, the spouse of the Optionee, if such Optionee is legally married as of the date of this Agreement, acknowledges that having read this Agreement and the Plan, and being familiar with the terms and provisions thereof, agrees to be bound by all the terms and conditions of this Agreement and the Plan.

Dated:
Spouse’s Signature

Printed Name

By his or her signature below, the Optionee represents that he or she is not legally married as of the date of this Agreement.

Dated:
Signature of Optionee

Notice of Exercise of Nonqualified Stock Option

To:  ICO Global Communications (Holdings) Limited

I, a resident of the State of              , hereby exercise my Nonqualified Stock Option granted pursuant to the Option Agreement, dated                      . Specifically, I am notifying the Company of my desire to purchase                shares of Common Stock (or a successor class of stock) of the Company at the exercise price of $                 per share.

I hereby represent and agree that the exercise of my Option, and the shares I receive, are subject to the provisions the Option Agreement, the corresponding Appendix of Terms and Conditions and the ICO Global Communications (Holdings) Limited Amended and Restated 2000 Stock Incentive Plan (all of which are collectively referred to as the “Option Documents”).

Dated:

Taxpayer I.D. Number	Signature of Optionee
Address: